         EXHIBIT 10.3

Certain identified information contained in this document, marked by [***], has been omitted because it is both not material and is the type that IREN Limited treats as private or confidential.

GUARANTY
(Payment Guaranty)
THIS GUARANTY, dated as of August 25, 2026 (“Guaranty”), is made by IREN Limited (ABN 60 629 842 799), a company incorporated under the laws of Australia having its principal place of business at Level 6, 55 Market Street, Sydney, NSW 2000, Australia, Attention: Chief Financial Officer, Email: [***] with a copy to [***] (“Guarantor”).
In order to induce:
(a)the Lenders under that certain Master Financing and Security Agreement, dated as of the date hereof (as amended, restated, revised or otherwise modified, “MFSA”) (collectively, the “Lenders”, which expression includes their respective successors and permitted transferees and assigns) and Blue Owl Capital Corporation, as administrative agent for the Creditor Parties (as defined in the MFSA) (in such capacity, the “Administrative Agent”), and Blue Owl Capital Corporation, as collateral agent for the Creditor Parties (in such capacity, the “Collateral Agent”) to enter into the MFSA and all Schedules to and incorporating the terms of the MFSA (each an “FSA”);
(b)the Purchasers under that certain Note Purchase Agreement, dated as of the date hereof (as amended, restated, revised or otherwise modified, “NPA” and together with the MFSA, the “Agreements”) (collectively, the “Purchasers”, which expression includes their respective successors and permitted transferees and assigns) and Blue Owl Capital Corporation, as note agent and the Collateral Agent (each as defined therein) to enter into the NPA and the Purchasers to purchase the Notes; and
(c)the Creditor Parties to enter into all other Financing Documents, in each case with IE Mackenzie Compute Ltd., a corporation incorporated under the laws of British Columbia, Canada (the “Borrower”), Guarantor guarantees to Administrative Agent, acting on behalf of and for the benefit of Creditor Parties, the payment of the Obligations (as defined below) in accordance with the terms of this Guaranty. Guarantor acknowledges that Creditor Parties are relying upon this Guaranty in providing financial accommodations to Borrower and entering into the Financing Documents with Borrower. Capitalized words not otherwise defined herein shall have the meanings given to them in the MFSA, and the rules of construction set forth in section 2(a) of the MFSA shall apply hereto, mutatis mutandis, as if set forth herein in full.
Section 1. Guaranty of Payment. Guarantor guarantees to Administrative Agent, acting on behalf of and for the benefit of Creditor Parties, the prompt and complete payment when due and payable (after the expiry of any applicable grace or cure period) of all indebtedness, obligations and liabilities of Borrower at any time owing to Creditor Parties under the Agreements, each FSA, the Notes and the other Financing Documents, whether now existing or hereafter arising, direct or indirect, matured or unmatured, primary or secondary or certain or contingent, including without limitation any and all Payments, Prepayment Premiums, Taxes (other than any Excluded Tax as provided under Section 7.6), indemnities, accelerated amounts, all interest, late charges and fees, attorneys’ fees or enforcement and other costs and expenses, which may at any time be payable by Borrower to Creditor Parties under the Agreements, each FSA, the Notes and the other Financing Documents, together with all claims for damages arising from or in connection with the failure of the Borrower to punctually and completely pay any amount under the Agreements, each FSA, the Notes and the other Financing Documents when due, in each case only to the extent payable by Borrower under section 22 and section 23 of the MFSA, whether or not such obligations are from time to time reduced, extinguished, increased or incurred (collectively, the “Obligations”). Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to all Obligations that Borrower would owe but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy proceeding involving Borrower. Any term or provision of this Guaranty or any other Financing Document to the contrary notwithstanding, the maximum aggregate amount for which Guarantor shall be liable hereunder shall not exceed the maximum amount for which Guarantor can be liable without rendering this Guaranty or any other Financing Document, as it relates to Guarantor, subject to avoidance under any applicable law relating to fraudulent conveyance, fraudulent transfer or any similar principle. This Guaranty is a guaranty of payment, and not a guaranty of collection, and Guarantor hereby undertakes and agrees that if Borrower does not or is unable to punctually and completely pay any Obligations when due for any reason, Guarantor shall, within fifteen (15) days following written demand of Administrative Agent (on behalf of itself and the other Creditor Parties), pay any such Obligations requiring the payment of money, in each case, as an Obligation for payment due directly from Guarantor to Creditor Parties and without any abatement, reduction, setoff, defense, counterclaim, recoupment, discharge or termination (other than payment in full in cash of all Obligations). Guarantor shall be deemed to be primarily liable for each Obligation and not merely as a surety thereof. This Guaranty is a continuing one and will be effective and binding upon Guarantor regardless of how long before or after the date hereof any Obligation may have arisen or will arise. The obligations of Guarantor hereunder shall be absolute and unconditional, irrespective of any circumstances which might constitute a legal or equitable defense or discharge of its obligations hereunder or which otherwise limit enforceability against Guarantor by Creditor Parties. All payments under this Guaranty shall be paid to the Administrative Agent in accordance with the instructions set out in Exhibit C to the applicable Schedule, which instructions may be updated in writing by the Administrative Agent from time to time at least ten (10) Business Days prior to the due date for the applicable payment. Full and indefeasible payment of any amount due hereunder to the Administrative Agent in accordance with the instructions set out in Exhibit C to the applicable Schedule shall be deemed to fully and finally satisfy any payment obligation of the Guarantor, notwithstanding any failure or delay in onward payment by the Administrative Agent.
Section 2. Representations, Warranties and Covenants. Guarantor represents and warrants as of the date hereof to Administrative Agent on behalf of the other Creditor Parties, knowing that Creditor Parties are relying thereon, as follows:
(a)Guarantor is a company duly incorporated and validly existing under the laws of Australia and has full power and authority to enter into and perform its obligations under this Guaranty.
(b)The execution, delivery, and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor, are not inconsistent with its organizational documents, do not and will not contravene any law or governmental rule, regulation or order applicable to Guarantor, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Guarantor is a party or by which it is bound and do not require the approval of any governmental entity, shareholder or holder of any material obligations of Guarantor, except such as have been duly obtained. This Guaranty will constitute the legal, valid and binding agreement of Guarantor, enforceable in accordance with its terms subject to equitable principles and laws affecting creditors’ rights generally.
(c)There are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened in writing against or affecting Guarantor in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.
(d)The consolidated financial statements of Guarantor and its consolidated subsidiaries included in Guarantor’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) prior to the date hereof and Guarantor’s most recent subsequent Quarterly Report on Form 10-Q filed with the SEC prior to the date hereof comply in all material respects with the applicable requirements of the United States Securities Act of 1933, as amended, and present fairly, in all material respects, the financial position of Guarantor as of the reporting dates thereof, and the results of its operations and its cash flows for each of the years or periods reported therein, in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby.
After giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and is able to pay its debts as and when they become due and payable. The performance of the obligations of Guarantor hereunder will not cause Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested persons.
(e)Guarantor: (A) is not an individual, entity or organization identified on any list of sanctioned persons maintained by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons, or any list of unverified persons or denied persons maintained by the Bureau of Industry and Security of the U.S. Department of Commerce, and it is not 50% or more owned by such an individual, entity or organization; (B) will not transact in connection with this Guaranty through a Shell Bank or Offshore Bank; and (C) is not a person or entity resident in or whose funds are transferred from or through or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or a jurisdiction that is the subject of comprehensive sanctions administered by OFAC.
Section 3. Waiver of Preconditions; Suretyship Defenses. Guarantor hereby waives against Creditor Parties as a precondition for payment hereunder each of the following: filing of claims with any court, and proceedings to enforce any provisions of the Obligations or this Guaranty, any right to require a proceeding first against the Borrower or any party whatsoever or to exhaust any security for the Obligations, and all protests, presentment, diligence, marshaling, notice (including, without limitation, notice of acceptance of this Guaranty by Creditor Parties, notice of dishonor, default or nonpayment) or demand whatsoever, except for notice and demand as expressly provided in Section 1. Guarantor hereby covenants that by its agreement under this Guaranty, it shall not be discharged from its obligations hereunder or with respect to the Obligations except by payment in full of all amounts due and to become due with respect to the Obligations and this Guaranty, and only to the extent of any such payment. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder and Creditor Parties’ rights to enforce same shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, dissolution, winding up or other proceeding involving or affecting Borrower, Guarantor or others;
(ii) any change in the ownership of Borrower; and (iii) any failure on the part of any other party whether or not without fault on its part to perform or comply with any of the terms of the Obligations or this Guaranty or any other instrument. Guarantor hereby waives any defenses which Guarantor may have or assert against the enforcement of this Guaranty or any obligation based upon suretyship principles or any impairment of collateral.
Section 4. Relation with Borrower, Release of Collateral. Creditor Parties may, without notice to Guarantor, deal with the Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, without loss of right hereunder, to grant Borrower such extensions of time to perform any act or acts as may seem advisable to Creditor Parties at any time and from time to time without terminating, affecting or impairing the validity of Guarantor’s obligations hereunder. No compromise, alteration, amendment, modification, extensions, renewal, release of collateral, failure to acquire or maintain a lien upon collateral or other change of or waiver, consent or any action or delay or admission or failure to act in respect of any liability or obligation under or in respect of the Obligations shall in any way alter or affect the obligations of Guarantor hereunder.
Section 5. Debt Subordination. All debts and liabilities, present and future of the Borrower owing to Guarantor (“Subordinated Debt”) are hereby subordinated to the payment of the Obligations, and if there exists any Default which is continuing, Borrower shall not make any payment to Guarantor in respect of any Subordinated Debt and to the extent such payments are made contrary to the foregoing, all monies received by Guarantor or its representative, successors or assigns thereon, shall be received as trustee for Creditor Parties and shall be paid over to Administrative Agent (for the benefit of Creditor Parties) and applied against the Obligations. Guarantor shall not demand or accept any payment of, or otherwise cancel, set-off or otherwise discharge any part of, the Subordinated Debt at any time that a Default has occurred and is continuing without the prior written consent of Administrative Agent (which is subject to prior written consent of the Required Secured Parties). Upon the request of the Administrative Agent at any time that a Default has occurred and is continuing, Guarantor shall deliver to the Administrative Agent a certified statement of the outstanding Subordinated Debt.

Section 6. Subrogation. In case any payment is made on account of the Obligations by Guarantor hereunder, so long as the Obligations remain outstanding, Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such Obligation; provided that Guarantor shall not enforce any payment by way of subrogation so long as any Obligation remains unpaid by Guarantor.

Section 7.    Miscellaneous.
1.1.Nature of Guaranty. This Guaranty is in addition to and not exclusive of the guaranty of any other guarantor and of any and all prior guarantees by and of Guarantor of the Obligations.
1.2.Jurisdiction. Guarantor and Creditor Parties each hereby irrevocably submits itself to jurisdiction in any state or federal court of competent jurisdiction in the State, County and City of New York with respect to any matter, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby, and Guarantor and Creditor Parties each (i) accepts the exclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. The foregoing shall not prevent any action in any other court to enforce a judgment or to acquire or reacquire possession of any collateral pledged to Creditor Parties as security for the Obligations. Guarantor and Creditor Parties each agree that service of process may be duly made upon it in any manner permitted by law.
1.3.Governing Law; Waiver of Jury Trial. This Guaranty shall, with the exception of laws relating to choice of law, be governed by and construed in accordance with the laws of the State of New York, without regard to the principles regarding the choice of law. This Guaranty shall be binding upon Guarantor and its successors and assigns. Guarantor waives all right to trial by jury in any litigation relating to this Guaranty or the transactions contemplated hereby.
1.4.Financing Party Transfer. Each Financing Party may sell, transfer, assign and/or grant a security interest in all or any part of Financing Party’s interest in this Guaranty at the same time and on the same terms as Financing Party sells, transfers, assigns and/or grants a security interest in Financing Party’s interest in the Obligations in accordance with the terms of the Financing Documents (for the avoidance of doubt, other than to any Disqualified Institution) (each, a “Financing Party Transfer”). Any purported Financing Party Transfer to a Disqualified Institution shall be void. Any purchaser, transferee, assignee or secured party of Financing Party (each a “Financing Party Assignee”) shall have and may exercise such rights of Financing Party hereunder which are the subject of the Financing Party Transfer. Except as otherwise set forth herein, Administrative Agent shall give Guarantor written notice of any Financing Party Transfer (including Financing Party Assignee’s name and address and e-mail address for notices) at least five (5) Business Days prior to the effective date of the Financing Party Transfer. Guarantor shall promptly execute and deliver to Administrative Agent such further and additional documents, instruments and assurances as Administrative Agent deems necessary in order to acknowledge and confirm, for the benefit of the assigning Financing Party or Financing Party Assignee, all of the terms and conditions of all or any part of the Obligations or this Guaranty and the assigning Financing Party’s or Financing Party Assignee’s rights with respect thereto.
Electronic Signatures. A photocopy, printed electronic image or facsimile of this Guaranty and any related document that includes copies of the signatures of the parties hereto shall be legally admissible under the “best evidence” or other similar rule of evidence and shall be treated as an original document and proof of the agreement between the parties. This Guaranty may be executed manually, electronically or digitally. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Guaranty or any document to be signed in connection with this Guaranty and the transactions contemplated hereby (including, without limitation, amendments, supplements, modifications, waivers, joinders, notices and consents) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties to this Guaranty consent to conduct the transactions contemplated hereunder by electronic means. Guarantor represents and warrants to Creditor Parties that it has the corporate or other organizational capacity and authority to execute this Guaranty and such other documents through electronic means and there are no restrictions for doing so in Guarantor’s constitutive documents.
1.5.Taxes. Any payment made by Guarantor hereunder shall be subject to section 17 of the MFSA or section 13 of the NPA, as applicable, to the same extent as if Guarantor were the Borrower or the Company, as applicable, for the purposes of such section 17 of the MFSA or section 13 of the NPA.
1.6.Currency and Currency Indemnity.
(a)Currency. Guarantor shall make all payments due hereunder in United States Dollars and this obligation shall not be discharged by any tender or judgment which is expressed in or converted into any currency other than United States Dollars, except to the extent resulting in the actual receipt by Creditor Parties of the full amount of United States Dollars payable hereunder. Such obligation to pay in United States Dollars shall be enforceable as an additional cause of action to recover in United States Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of United States Dollars payable hereunder.
(b)Currency Indemnity. Notwithstanding any other provision herein, if, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty, it becomes necessary to convert any particular currency (the “Judgment Currency”) in respect of any amount due hereunder in United States Dollars (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which final judgment is given. For this purpose, “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice in New York. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, Guarantor shall indemnify and save Administrative Agent harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Guaranty or under any judgment or order.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has or have caused this Guaranty to be executed as of the date set forth above. Each person executing this document on behalf of a party states that they have no notice of revocation or suspension of their authority.

Executed as a deed for and on behalf of IREN Limited (ABN 60 629 842 799)
pursuant to section 126 of the Corporations Act 2001
(Cth):

By: /s/ William Roberts
Name: William Roberts
Title: Director

By: /s/ Anthony Lewis     Name: Anthony Lewis
Title: Authorized Signatory

[Signature Page to Guaranty of Payment (IREN Limited)]

Acknowledged and Accepted by Administrative Agent:

BLUE OWL CAPITAL CORPORATION, as Administrative Agent By: Blue Owl Credit Advisors LLC, its Investment Advisor

By: /s/ Matthias Ederer     Name: Matthias Ederer
Title: Authorized Signatory

[Signature Page to Guaranty of Payment (IREN Limited)]